Exhibit 3.40
ENBRIDGE INC.
(the “Corporation”)

GENERAL BY-LAW NO. 1
A BY-LAW TO REGULATE THE BUSINESS AND AFFAIRS
OF THE CORPORATION
BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of the Corporation as follows:
INTERPRETATION
1.In this by-law unless the context otherwise requires, words importing the singular number only shall include the plural, gender shall include the masculine, feminine and neuter genders; words importing persons shall include an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, and any number or aggregate of persons. Terms used in this by-law that are defined in the Canada Business Corporations Act shall have the meanings given to those terms in that Act.
REGISTERED OFFICE
2.The registered office of the Corporation shall be at such place in the City of Calgary, in the Province of Alberta, as the board of directors may from time to time by resolution determine.
CORPORATE SEAL
3.The corporate seal of the Corporation shall be in such form as the board of directors may from time to time determine.
MEETINGS OF SHAREHOLDERS
4.Annual Meeting. An annual meeting of shareholders of the Corporation shall be held at such place in Canada and at such time in each year as the board of directors may from time to time by resolution determine.
5.Special Meetings. Special meetings of shareholders of the Corporation may be called by the board of directors at any time to be held at such place in Canada as the board may by resolution determine for the transaction of such business as is specified in the notice of meeting. A special meeting of shareholders may also be called on the requisition of the shareholders as provided by the Canada Business Corporations Act.
6.Notice of Meeting. Notice of the time and place of each meeting of shareholders shall be given by sending the notice to each shareholder entitled to vote at the meeting, not less than twenty-one (21) nor more than sixty (60) days before the date of the meeting.
7.Record Date for Meeting. The board of directors may by resolution fix a record date for determining the shareholders who will be entitled to receive notice of, attend and vote at a meeting of shareholders which date shall not be less than twenty-one (21) days nor more than sixty (60) days before the date of such meeting.

8.Chair and Secretary. The chair of the board of directors, if any, or in his or her absence, the president, or in their absence, a director of the Corporation, shall be chair of any meeting of shareholders. If none of the said officers or directors be present within fifteen (15) minutes after the time fixed for holding the meeting, the shareholders present in person or by proxy and entitled to vote shall choose one of the shareholders present in person to be chair.
(a)The secretary, or in his or her absence, an assistant secretary of the Corporation, shall be secretary of any meeting of shareholders. In their absence, the chair shall appoint some person who need not be a shareholder to act as secretary of the meeting.
9.Scrutineers. At any meeting of the shareholders, the chair may appoint one or more scrutineers, who need not be shareholders, to report on the number of shares represented at the meeting in person and by proxy, conduct polls, distribute and count ballots, and prepare certificates as to the result of any vote. No candidate for the office of director shall be appointed a scrutineer at any meeting at which directors are to be elected.
10.Persons Entitled to be Present; Attendance.
(a)The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation, and others who, although not entitled to vote, are entitled by law to be present. Any other person may be admitted with the consent of the meeting or on the invitation of the board of directors or of the chair of the meeting.
(b)Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility, including by way of teleconference, video conference, computer link, webcast or other similar means, provided that the chair is satisfied that all participants will be able to communicate adequately with each other during such meeting and the Corporation makes such a communication facility available. For greater certainty, the board may determine that a meeting of shareholders shall be held entirely by telephonic, electronic or other communication facility provided that the foregoing requirements are met. Any person participating in a meeting by telephonic, electronic or other communication facility shall be deemed to be present at the meeting for all purposes.
11.Quorum. Three persons present and holding, or representing by proxy, at least twenty-five percent of the issued and outstanding shares having the right to vote at the meeting shall constitute a quorum for the transaction of business at any meeting of shareholders. In the absence of a quorum for the transaction of business at any such meeting or any adjournment or adjournments thereof, those present and entitled to vote may adjourn the meeting to a fixed time and place.
12.Right to Vote. At any meeting of shareholders, every shareholder who is the holder of record on the applicable record date of one or more shares carrying the right to vote shall, subject to the provisions of the articles and the Canada Business Corporations Act, be entitled to vote at such meeting.

13.Personal Representatives. If a shareholder of record of the Corporation is deceased, his or her personal representative, upon filing with the secretary of the Corporation, at least forty-eight (48) hours prior to the time of holding the meeting, proof of his or her appointment satisfactory to the secretary shall be entitled to exercise the same voting rights at any meeting of shareholders as the shareholder of record would have been entitled to exercise if he or she were living and for the purpose of the meeting shall be considered a shareholder. If there is more than one personal representative, the provisions of this by-law respecting joint shareholders shall apply as if such personal representatives were joint shareholders.
14.Proxies.
(a)A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.
(b)The directors may specify in a notice calling a meeting of shareholders a time not exceeding forty-eight (48) hours, excluding Saturdays and holidays, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent.
15.Votes to Govern. At any meeting of shareholders, all questions proposed for the consideration of the shareholders shall, unless otherwise required by the articles or by-laws of the Corporation or by law, be determined by the majority of the votes duly cast on the question, and the chair presiding at such meeting shall not be entitled to a second or casting vote in the case of an equality of votes, either upon a show of hands or upon a poll.
16.Show of Hands. Subject to the provisions of the Canada Business Corporations Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Unless a ballot be so required or demanded, a declaration by the chair presiding at such meeting that a matter has been carried, carried by a particular majority, or not carried, and an entry made to that effect in the minutes of the proceedings at the meeting, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such matter.
17.Ballots.
(a)On any question proposed for consideration at a meeting of shareholders, the chair may require, or any shareholder present in person or by proxy and entitled to vote may demand, a ballot either before or after any vote by a show of hands. A ballot so required or demanded shall be taken in such manner as the chair presiding at such meeting shall direct. A requirement or a demand for a ballot may be withdrawn at any time prior to the taking of the ballot with the consent of the meeting.
(b)Subject to the provisions of the articles, upon a ballot each shareholder present in person or represented by proxy shall be entitled to one vote for each share in respect of which he or she is entitled to vote at the meeting, and the result of the ballot shall be the decision of the meeting. The requirement of or demand for a ballot shall not prevent the continuation of the meeting for the transaction of any business other than that on which such ballot has been required or demanded.
18.Joint Shareholders. If shares are held jointly by two or more persons, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote such shares; but in case more than one of them be present in person or represented by proxy they shall vote together on the shares jointly held.
19.Adjournment. The chair of any meeting of shareholders may, and if directed by the meeting the chair shall, adjourn the meeting from time to time and from place to place as the chair or meeting, as the case may be, may determine. If the meeting of the shareholders is adjourned for less than thirty (30) days it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the meeting that it is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting in accordance with the provisions of the Canada Business Corporations Act.
DIRECTORS
20.Directors. The board of directors shall consist of such number of directors as shall be set out in the articles of the Corporation. A majority of directors shall constitute a quorum for the transaction of business at any meeting of the board.
21.Chair of the Board. The board of directors may elect from among themselves a chair. The chair of the board of directors, if any, or in his or her absence, the president who is a director, shall be chair of any meeting of directors, and if neither of them are present, the directors present shall choose one of their number to be chair of the meeting.
22.Duties of Chair of the Board. The chair of the board, if any, shall have such powers and discharge such duties as are from time to time conferred on the chair by the board of directors
23.Qualification. Subject to the provisions of the Canada Business Corporations Act and the articles, any person may be elected a director of the Corporation if he or she, or any other body corporate of which he or she is an officer or director, is the holder of fully paid shares in the capital stock of the Corporation. At least twenty-five percent (25%) of the directors of the Corporation shall be resident Canadians and directors shall not transact business at a meeting of directors unless at least twenty-five percent (25%) of the directors present are resident Canadians.
24.Election and Term. Subject to clause 26, directors of the Corporation shall be elected at the annual meeting of shareholders or at a special meeting of shareholders called for such purpose and shall hold office until the close of the next annual meeting of shareholders or until their successors are elected. If an election of directors is not held at the proper time, the directors shall continue in office until their successors are elected.
25.Removal from Office. The shareholders may, subject to the provisions of the Canada Business Corporations Act, with or without cause, remove any director from office at any time by a resolution passed at a special meeting of shareholders called for that purpose, and at any such meeting may elect any qualified person to fill the vacancy so caused.
26.Vacancies. Subject to the Canada Business Corporations Act, vacancies in the board of directors may be filled for the remainder of its term of office from among persons qualified for election by the remaining directors if constituting a quorum; otherwise such vacancies shall be filled at the next annual meeting of shareholders at which directors for the ensuing year are to be elected or at a special meeting of shareholders called for that purpose. If at any time the directors in office do not constitute a quorum the remaining director or directors shall forthwith call a special meeting of shareholders to fill such vacancies in the board.
27.Calling of Meetings. Meetings of the board of directors shall be held from time to time at such place, at such time, and on such day as the chair of the board, or the president, or a vice-president who is a director, or any two directors may determine, and the secretary shall call meetings when so authorized and directed.
28.Notice of Meetings.
(a)Notice of the time and place of each meeting of the board of directors shall be given to each director not less than two (2) days before the day on which the meeting is to be held; provided that a meeting may be held without formal notice if all the directors are present or if those absent waive formal notice. A notice of a meeting of directors need not specify the purpose of the business to be transacted at the meeting except where the Canada Business Corporations Act requires such purpose to be specified.
(b)Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.
(c)The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Canada Business Corporations Act requires the purpose of the business to be transacted thereat to be specified.
29.Votes to Govern. Except where a greater vote is specified elsewhere in these by-laws, at all meetings of the board of directors every question shall be decided by a majority of the votes cast on the question, and in the case of an equality of votes, the chair presiding at such meeting shall not be entitled to a second or casting vote.
30.Remuneration of Directors. The directors of the Corporation shall be paid such remuneration as the board of directors may by resolution from time to time determine. Unless the board otherwise directs, such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the board of directors. The directors shall also be reimbursed for their travelling and other expenses properly incurred by them in connection with the business and affairs of the Corporation.

31.Interest of Directors or Officers in Contracts. A director or officer who is party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Canada Business Corporations Act and shall not vote on any resolution to approve the same except as provided by the Act.
32.Audit     Committee. The board of directors shall elect annually from among its number an audit committee to be composed of not fewer than three (3) directors, none of whom shall be officers or employees of the Corporation or any of its affiliates. The audit committee shall have the powers and duties provided in the Canada Business Corporations Act and such further powers and duties as may be specified by the board.
33.Protection of Directors, Officers and Others. Subject to the Canada Business Corporations Act, every director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto.
34.Indemnity of Directors, Officers and Others. Subject to the limitations contained in the Canada Business Corporations Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if the individual:
(a)acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation's request; and
(b)in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual's conduct was lawful.

35.Insurance. The Corporation may purchase and maintain insurance for the benefit of any individual referred to in clause 33 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the Canada Business Corporations Act.
OFFICERS
36.Appointment of Officers. The board of directors may from time to time appoint one or more officers of the Corporation, none of whom need be a director. Subject to the Canada Business Corporations Act, the board may by resolution designate, vary, add to or limit the duties and powers of any officer. In the absence of such designation of duties and powers, such duties and powers will be those usually incidental to such office.
37.Term of Office and Remuneration. The terms of employment and the remuneration of all officers elected or appointed by the board of directors shall be determined from time to time by the board of directors. All officers, in the absence of agreements to the contrary, shall be subject to removal by the board at any time, with or without cause, provided that a majority of the board shall vote in favor thereof.
38.Delegation of Duties. In case of the absence or inability to act of any officer of the Corporation, or for any other reason the board of directors may deem sufficient, the board may delegate all or any of the powers or duties of such officer to any other officer or to any director for the time being.
39.Agents and Attorneys. The board of directors may from time to time by resolution appoint agents or attorneys for the Corporation in or out of Canada for such purposes and with such authority and power (including the power to subdelegate) as may be thought fit.
SHARES
40.Issuance. Subject to the provisions of the Canada Business Corporations Act, the board of directors may issue shares of the Corporation at such times and to such persons and for such considerations as the board shall determine.
41.Share Certificates. Every shareholder of the Corporation shall be entitled at their option to a share certificate that complies with the Canada Business Corporations Act or a non-transferable written acknowledgement of their right to obtain such a certificate from the Corporation in respect of the shares held by them. Unless otherwise ordered by the board, share certificates shall be signed by the proper signing officers of the Corporation and need not be under the corporate seal. A share certificate executed as aforesaid shall be valid notwithstanding that any one or more of the officers whose facsimile signatures appear thereon no longer hold office at the date of issue of the certificate.
42.Replacement of Share Certificate. Subject to the provisions of the Canada Business Corporations Act:
(a)If any share certificate has been worn out or defaced, upon surrender thereof the board of directors may order the same to be cancelled, and upon the fulfillment of such conditions as the board may determine, issue a new certificate in lieu thereof.

(b)In case of the loss, theft, or destruction of a certificate for shares held by a shareholder, the fact of such loss, theft, or destruction shall be reported by such shareholder or his agent or personal representative to the Corporation or the transfer agent, if any, with a statement verified by oath or statutory declaration as to the loss, theft, or destruction and the circumstances concerning the same and with a request for the issuance of a new certificate to replace the one so lost, stolen, or destroyed. Upon the giving to the Corporation (or if there be a transfer agent and registrar then to the Corporation and such transfer agent and registrar) of a bond of a surety company licensed to do business in the jurisdiction in which the bond is to be written, or other security approved by the Corporation and in such form as is approved by the Corporation, indemnifying the Corporation (and its transfer agent and registrar, if any) against all loss, damage or expense to which the Corporation and/or the transfer agent and registrar may be put or be liable by reason of the issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one lost, stolen, or destroyed if such issuance is ordered by the secretary and/or the treasurer or by any other officer of the Corporation duly authorized to do so by the board.
43.Transfer and Registration.
(a)The board of directors may from time to time appoint such transfer agent or transfer agents and registrar or registrars as may be required to maintain, in respect of the securities of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. The board may provide for and establish the duties, responsibilities and compensation of any such transfer agent or registrar and/or may delegate to the officers of the Corporation the power to make on behalf of the Corporation any necessary agreements with any such transfer agent or registrar with regard to the foregoing matters.
(b)Subject to the provisions of the Canada Business Corporations Act, no transfer of a security in registered form shall be registered in a securities register except upon presentation of such security for transfer with an endorsement, which complies with such Act, made thereon or delivered therewith duly executed by an appropriate person as provided by such Act, together with such reasonable assurance that the endorsement is genuine and effective as the Corporation may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, and upon compliance with such restrictions on transfer as may be authorized by the articles. The transfer may, however, be made in case of a lost, stolen, or destroyed certificate, as provided in these by-laws. No director shall be liable to the Corporation for any loss which may be sustained in the case where a transfer shall have been procured by forgery or mistake.
EXECUTION OF INSTRUMENTS
44.All cheques, bills, notes, acceptances and orders for the payment of money to be signed, drawn, accepted or endorsed by or on behalf of the Corporation shall be signed, drawn, accepted or endorsed by such person or persons and in such manner as the board of directors may from time to time designate, appoint or authorize by resolution.

45.All contracts, deeds and other documents and instruments required to be executed by the Corporation, whether under the corporate seal or not, may be signed by and on behalf of the Corporation by any one officer of the Corporation, or by any other person or persons that the board of directors may from time to time by resolution designate.
46.Copies of by-laws, resolutions and other proceedings of the board or shareholders of the Corporation may be certified under the corporate seal of the Corporation by the secretary or an assistant secretary or by any other officer of the Corporation so appointed by resolution of the board.
FINANCIAL
47.Financial Year. The financial year of the Corporation shall end on the 31st day of December in each year or on such other day in each year as the board of directors may by resolution determine.
48.Borrowing of Money.
(a)Without limiting the borrowing powers of the Corporation as set forth in the Canada Business Corporations Act, the board of directors may from time to time:
(i)borrow money upon the credit of the Corporation;
(ii)issue, reissue, sell or pledge debt obligations of the Corporation, whether secured or unsecured;
(iii)give a guarantee on behalf of the Corporation to secure performance of any obligation of any person; and
(iv)mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation to secure any obligation of the Corporation.
(b)The board may from time to time by resolution delegate all or any of the above mentioned powers to one or more officers or directors of the Corporation to the extent and in such manner as the board shall determine at the time of each such delegation.
49.Banking Arrangements. The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other firms or corporations carrying on a banking business as the board of directors may from time to time designate, appoint or authorize by resolution. All such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers and/or other persons as the board may from time to time designate, direct or authorize by resolution and to the extent therein provided, including the operation of the Corporation’s accounts; the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing, or transferring of cheques, promissory notes, drafts, acceptances, bills of exchange or orders for the payment of money; the giving of receipts for and orders relating to any property of the Corporation; the execution of any agreement relating to any such banking business and defining the rights and powers of the parties thereto; and the authorizing of any officer of such banker to do any act or thing on the Corporation’s behalf to facilitate such banking business.
50.Dividends. Subject to the provisions of the Canada Business Corporations Act, the board of directors may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

51.Method of Giving Notices.
(a)Any notice, communication or document to be given by the Corporation pursuant to the Canada Business Corporations Act, the articles, the by-laws or otherwise, to a shareholder, director, officer, auditor or member of a committee of the board of directors, shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his recorded address, or if mailed by prepaid mail addressed to him at his recorded address, or if sent to him at such address by any other means of written communication, or, in the case of a director, officer, auditor or member of a committee of the board of the Corporation, by delivering the same to his or her place of business.
(b)In addition to the foregoing, any such notice, communication or document required to be given may be delivered by the Corporation in an electronic or other technologically enhanced format, provided that the requirements of the applicable law in respect of such delivery have been complied with in all respects, including, where required, receipt by the Corporation of the prior consent of the recipient to the delivery of such notice, communication or document in electronic or other technologically enhanced format and specifying the designation by the recipient of the information system for receipt of such notice, communication or document is permitted to be delivered by the Corporation.
The secretary may change the address of any shareholder as recorded in the securities register of the Corporation in accordance with any information believed by him or her to be reliable.
(c)In the event that it is impossible or impractical for any reason whatsoever to give notice as aforesaid, notice may be given by an advertisement published once in a newspaper or posted on publicly available websites or other electronic means in such cities or places as the board of directors shall from time to time determine.
(d)If any notice given to a shareholder pursuant to subclause 51(a) is returned on three consecutive occasions because he or she cannot be found and notice cannot be given in compliance with subclause 51(b), the Corporation shall not be required to give any further notices to such shareholder until he or she informs the Corporation, in writing or by electronic or other technologically enhanced format of his or her new address.

52.Notice to Joint Shareholders. All notices with respect to any share registered in more than one name may, if more than one address is recorded in the securities register of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so recorded or by electronic or other technologically enhanced format to the shareholder first named in the register and notice so given shall be sufficient notice to all the holders of any such shares.
53.Computation of Time. Except as otherwise provided by the Canada Business Corporations Act, in computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.
54.Omissions and Errors. The accidental omission to give due notice to any shareholder, director, officer, auditor or member of a committee of the board of directors, or the non-receipt of any notice by such person, or any error in any notice not materially affecting the substance thereof, shall not invalidate any action taken pursuant to such notice or otherwise founded thereon.
55.Persons Entitled by Death or Operation of Law. Every person who by operation of law, transfer, death or by any other means whatsoever shall become entitled to any share of the Corporation, shall be bound by every notice in respect of such share which shall have been duly given to the person from whom he or she derives his or her title to such share prior to his or her name and address being entered on the securities register of the Corporation, whether it be before or after the happening of the event upon which he or she became so entitled, and prior to his or her furnishing to the Corporation the proof of authority or evidence of his or her entitlement prescribed by the Canada Business Corporations Act.
56.Waiver of Notice. Any shareholder (or their duly appointed proxyholder), director, officer, auditor or member of a committee of the board of directors may at any time waive any notice, or waive and abridge the time for any notice, required to be given to him or her under any provision of the Canada Business Corporations Act, the articles, the by-laws or otherwise, and such waiver or abridgment, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be.
GENERAL
57.Subject to the provisions of the Canada Business Corporations Act, no individual, entity, person or shareholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the board or by a resolution of the shareholders.
58.No shareholder shall be entitled to any information respecting any details or conduct of the Corporation’s business which in the opinion of the board of directors would be inexpedient or not otherwise in the best interests of the Corporation to communicate to the public.
59.The “General By-Law No. 1" heretofore enacted is repealed from and after the coming into force of this by-law designated “General By-Law No. 1”, provided, however, that such repeal shall not affect the validity of any act done or approval given under, or the validity and continuance of, any resolution, appointment, contract, plan or payment made pursuant to such repealed by-law.
60.Effective Date. This “General By-Law No. 1” shall come into force on February 11, 2020.

ENACTED by the Board the 11th day of February, 2020.

/s/ Al Monaco
Al Monaco President & CEO

/s/ Karen K.L. Uehara
Karen K.L. Uehara Vice President & Corporate Secretary